Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 92 to Registration Statement No. 033-15983 on Form N-1A of our reports dated June 12, 2017  relating to the financial statements and financial highlights of Fidelity Series Small Cap Discovery Fund and Fidelity Small Cap Discovery Fund and our reports dated June 14, 2017 relating to the financial statements and financial highlights of Fidelity Large Cap Stock Fund, Fidelity Mid-Cap Stock Fund, and Fidelity Small Cap Stock Fund, each a fund of Fidelity Concord Street Trust, appearing in the Annual Reports on Form N-CSR of Fidelity Concord Street Trust for the year ended April 30, 2017, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Boston, Massachusetts

June 22, 2017